Exhibit 99.4.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Financial Statements of American Standard Energy Corp.

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets as of December 31, 2010 and 2009	F-3

Consolidated Statements of Operations for the years ended December 31, 2010 and 2009	F-4

Consolidated Statements of Stockholders' Equity for the years ended December 31, 2010 and 2009	F-5

Consolidated Statements of Cash Flows for the years ended December 31, 2010 and 2009	F-6

Notes to Consolidated Financial Statements	F-7 - F-17

Unaudited Supplementary Information	F-18 - F-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
American Standard Energy Corp.
Scottsdale, Arizona

We have audited the accompanying consolidated balance sheets of American Standard Energy Corp. and subsidiary (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

As described in Notes A, H and J, the Company engages in significant transaction with related parties.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Standard Energy Corp. and subsidiary as of December 31, 2010 and 2009, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP
Houston, Texas
June 13, 2011

American Standard Energy Corp. and Subsidiary
Consolidated Balance Sheets
December 31, 2010 and 2009

	2010	2009
ASSETS
Current assets:
Cash	$519,996	$-
Oil and gas sales receivable – related parties	701,754	639,764
Oil and gas sales receivable, net	89,630	47,154
Stock subscription receivable	1,557,698	-
Other current assets	7,850	-
Total current assets	2,876,928	686,918

Oil and natural gas properties, at cost , successful efforts method:
Proved properties	29,983,274	21,245,375
Drilling in progress	1,431,790	18,732
Unproved properties	8,522,564	1,303,916
Accumulated depletion and depreciation	(10,044,746)	(8,442,928)
Total oil and natural gas properties, net	29,892,882	14,125,095

Other assets, net of accumulated depreciation of $1,023	29,670	-
	-	-
Total assets	$32,799,480	$14,812,013

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable - trade	$925,654	$98,197
Accounts payable – related parties	2,856,312	17,613
Accrued liabilities –third parties	1,708,695	55,018
Total current liabilities	5,490,661	170,828
	-	-
Asset retirement obligations	242,632	237,378
Total liabilities	5,733,293	408,206

Commitments and contingencies (Notes I and J)

Stockholders’ equity:
Preferred stock, $.001 par value; 1,000,000 shares authorized; None issued and outstanding	-	-
Common stock, $.001 par value;70,000,000 shares authorized; 28,343,905 shares issued and outstanding	28,344	-
Additional paid-in capital	28,841,004	-
Net investment	-	13,399,130
Retained earnings (accumulated deficit)	(1,803,161)	1,004,677
Total stockholders' equity	27,066,187	14,403,807

Total liabilities and stockholders' equity	$32,799,480	$14,812,013

The accompanying notes are an integral part of these consolidated financial statements.

American Standard Energy Corp. and Subsidiary
Consolidated Statements of Operations
Years Ended December 31, 2010 and 2009

	2010	2009

Revenues:
Oil and gas revenues	$6,861,385	$5,666,710
Gain on sale of oil and gas natural gas leases	35,560	-
Total revenue	6,896,945	5,666,710

Operating costs and expenses:
Oil and natural gas production costs	2,163,887	1,786,280
Exploration expenses	247,463	240,382
General and administrative expenses	5,674,985	553,542
Impairment of oil and natural gas properties	46,553	253,258
Depreciation, depletion and amortization	1,556,288	1,490,926
Accretion of asset retirement obligations	15,607	12,399
Total operating costs and expenses	9,704,783	4,336,787

Loss from operations before income taxes	(2,807,838)	1,329,923

Income tax benefit	-	-
	-	-
Net income (loss)	$(2,807,838)	$1,329,923

Proforma amounts for change in tax status (unaudited):
Income before taxes	$(2,807,838)	$1,329,923
Income tax benefit (expense)	-	92,000
Net income (loss)	$(2,807,838)	$1,421,923

Weighted average common shares outstanding - basic and diluted (1)	23,755,750	18,695,849
Income (loss) per share - basic and diluted (1)	$(0.12)	$0.08

(1)	Proforma presentation

The accompanying notes are an integral part of these consolidated financial statements.

American Standard Energy Corp. and Subsidiary
Consolidated Statements of Stockholders' Equity
Years Ended December 31, 2010 and 2009

			Additional			Total
	Common Stock		Paid-In	Accumulated	Net	Stockholders’
	Shares	Amount	Capital	Deficit	Investment	Equity

Balance at January 1, 2009	-	$-	$-	$(325,246)	$13,942,564	$13,617,318
Transfer to XOG Group	-	-	-	-	(543,434)	(543,434)
Net income	-	-	-	1,329,923		1,329,923

Balance at December 31, 2009	-	-	-	1,004,677	13,399,130	14,403,807

Transfer from XOG Group		-		-	4,783,839	4,783,839
Initial capitalization of ASEC	17,526,526	17,527	18,165,442	-	(18,182,969)	-
Shares of shell treated as issued in connection with reverse merger	3,540,290	3,540	(3,540)	-	-	-
Issuance of common stock for compensation	4,081,632	4,082	3,342,012	-	-	3,346,094
Stock option expense	-	-	881,180	-	-	881,180
Issuance of common stock for cash	2,275,442	2,275	4,254,713	-	-	4,256,988
Exercise of warrants	910,015	910	2,674,707	-	-	2,675,617
Issuance of common stock for services	10,000	10	26,490	-	-	26,500
Cash paid to Geronimo - deemed distribution	-	-	(500,000)	-	-	(500,000)
Net loss	-	-	-	(2,807,838)	-	(2,807,838)

Balance at December 31, 2010	28,343,905	$28,344	$28,841,004	$(1,803,161)	$-	$27,066,187

The accompanying notes are an integral part of these consolidated financial statements.

American Standard Energy Corp. and Subsidiary
Consolidated Statements of Cash Flows
Years Ended December 31, 2010 and 2009

	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(2,807,838)	$1,329,923
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation, depletion and amortization	1,556,288	1,490,926
Impairment of oil and natural gas properties	46,553	253,258
Accretion of asset retirement obligations	15,607	12,399
Gain on sale of oil and natural gas leases	(35,560)	-
Exploration expenses	247,463	240,382
Non-cash stock compensation expense	4,227,274	-
Common stock issued for services	26,500	-
Changes in operating assets and liabilities:	-	-
Oil and gas sales receivable	(104,466)	(266,341)
Other current assets	26,282	(100,617)
Accounts payable and accrued liabilities	541,522	(23,247)
	-	-
Net cash (used in) provided by operating activities	3,739,625	2,936,683
	-	-
CASH FLOWS FROM INVESTING ACTIVITIES:	-	-
Oil and natural gas property additions	(13,092,537)	(2,393,249)
Proceeds from sale of oil and natural gas leases	244,855	-
Other property additions	(30,693)	-
	-	-
Net cash used in investing activities	(12,878,375)	(2,393,249)
	-	-
CASH FLOWS FROM FINANCING ACTIVITIES:	-	-
Net proceeds from changes in predecessor net investment	4,783,839	(543,434)
Cash payment to Geronimo - deemed distribution	(500,000)	-
Proceeds from the sale of stock , net	3,506,985	-
Proceeds from exercise of warrants	1,867,922	-
	-	-
Net cash provided by financing activities	9,658,746	(543,434)
	-	-
Net increase in cash and cash equivalents	519,996	-
	-	-
Cash and cash equivalents at beginning of period	-	-
	-	-
Cash and cash equivalents at end of period	$519,996	$-
	-	-
NON-CASH INVESTING AND FINANCING ACTIVITIES:	-	-
Accounts payable and accrued liabilities for oil and natural gas properties additions	$4,744,180	$(13,994)
Stock and warrants subscription receivable	$1,557,698	$-
Additions and revisions to asset retirement cost and related obligation	$(10,354)	$(6,482)

The accompanying notes are an integral part of these consolidated financial statements.

American Standard Energy Corp. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2010 and 2009

Note A. Organization and Basis of Presentation

American Standard Energy Corp. (“ASEC” or the “Company”) was incorporated on April 2, 2010 for the purposes of acquiring certain oil and gas properties  from Geronimo Holding Corporation (“Geronimo”), XOG Operating, LLC (“XOG”) and CLW South Texas 2008, LP (“CLW”) (collectively, the "XOG Group").  Randall Capps is the sole owner of XOG and Geronimo, and the majority owner of CLW. On May 1, 2010, the XOG Group contributed certain oil and natural gas properties located in Texas and North Dakota to ASEC in return for 80% of the common stock of ASEC. The contribution to ASEC was accounted for as a transaction under common control and accordingly, ASEC recognized the assets and liabilities acquired at their historical carrying values and no goodwill or other intangible assets were recognized.  As a result of the acquisition of assets under common control, the historical assets, liabilities and operations of the contributed assets were included in the ASEC historical financial statements and are thereby included in the accompanying consolidated financial statements retrospectively for all periods presented.  ASEC's principal business is the acquisition, development and exploration of oil and natural gas properties primarily in the Permian Basin of West Texas, the Eagle Ford Shale formation of South Texas and the Bakken Shale formation in North Dakota.

Famous Uncle Al’s Hot Dogs & Grille, Inc. (“FDOG”) was incorporated as National Franchise Directors, Inc., under the laws of the State of Delaware on March 4, 2005.  On October 1, 2010, FDOG entered into a Share Exchange Agreement (the “Agreement”), dated October 1, 2010, with its then controlling shareholder and American Standard Energy Corp., a Nevada Corporation, a privately-held oil exploration and production company owned substantially by the XOG Group.  Pursuant to the Agreement, FDOG (1) spun-off its franchise rights and related operations to its controlling shareholder in exchange for and cancellation of 25,000,000 shares of FDOG’s common stock and (2) acquired 100% of the outstanding shares of common stock of ASEC and additional consideration of $25,000 from the ASEC shareholders. In exchange for the ASEC stock and the additional consideration, the XOG Group was issued 22,000,000 shares of FDOG’s common stock representing approximately 86.1% of FDOG’s common stock on a fully diluted basis. As a result, ASEC acquired control of FDOG and the transaction was accounted for as a recapitalization with ASEC as the accounting acquirer of FDOG. Accordingly, the financial statements of ASEC became the historical financial statements of FDOG. In connection with the Share Exchange Agreement, FDOG changed its name to American Standard Energy Corp.

On December 1, 2010, the Company entered into an agreement with Geronimo whereby the Company acquired certain oil and natural gas properties located in North Dakota for $500,000 cash and 1,200,000 shares of the Company’s common stock.  The acquisition was accounted for as a transaction under common control and accordingly, the Company recorded the assets and liabilities acquired from Geronimo at their historical carrying values and no goodwill or other intangible assets were recognized.  As a result, the historical assets, liabilities and operations of such properties are included in the accompanying consolidated financial statements of the Company retrospectively for all periods presented.

On February 11, 2011, the Company entered into another agreement with Geronimo to acquire certain oil and natural gas properties located in Texas, Oklahoma and Arkansas for $7,000,000 cash.  The acquisition was accounted for as a transaction under common control and accordingly, the Company recorded the assets and liabilities acquired from Geronimo at their historical carrying values and no goodwill or other intangible assets will be recognized.  As a result, the historical assets, liabilities and operations of such properties are included in the accompanying consolidated financial statements of the Company retrospectively for all periods presented. The $7,000,000 cash payment was recorded by the Company during 2011, the period in which the payment was made as a deemed distribution.

On March 1, 2011, the Company entered into a Purchase of Partial Leaseholds Agreement with Geronimo, dated February 28, 2010, whereby the Company purchased certain mineral rights leaseholds held on properties in the Bakken Shale Formation in North Dakota (the “Bakken Properties”). In consideration for the Bakken Properties the Company paid Geronimo $3,000,000 and issued 883,607 shares of common stock valued at $5,787,626.  The acquisition of the Bakken Properties from Geronimo was a transaction under common control and accordingly, the Company recorded the assets and liabilities acquired from Geronimo at their historical carrying values.  As a result, the historical assets, liabilities and operations of the Bakken Properties are included in the accompanying consolidated financial statements of the Company retrospectively for all periods presented. Certain of the acquired mineral rights, with a historical cost basis of $1,257,000 were acquired by Geronimo subsequent to December 31, 2010, and, accordingly, are not included in the accompanying consolidated financial statements but were reflected in the Company's March 31, 2011 interim consolidated financial statements. The $3,000,000 cash payment was recorded by the Company during 2011, the period in which the payment was made as a deemed distribution.

The oil and gas properties acquired on May 1, 2010, December 1, 2010, February 11, 2011, and March 1, 2011 are collectively referred to as the “Acquired Properties”.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). For the periods prior to the acquisition dates of the Acquired Properties, the financial statements have been prepared primarily on a “carve out” basis from the XOG Group’s combined financial statements using historical results of operations, assets and liabilities attributable to the Acquired Properties, including allocations of expenses from the XOG Group. This carve-out presentation reflects the fact that the Acquired Properties represented only a portion of the XOG Group and did not constitute separate legal entities. The consolidated financial statements including the carve outs may not be indicative of the Company’s future performance and may not reflect what its results of operations, financial position and cash flows would have been had the Company owned the Acquired Properties during all of the periods presented. To the extent that an asset, liability, revenue or expense is directly associated with the Acquired Properties or the Company, it is reflected in the accompanying consolidated financial statements.

 Prior to the Company’s acquisition of the Acquired Properties, the XOG Group provided corporate and administrative functions to the Acquired Properties including executive management, oil and gas property management, information technology, tax, insurance, accounting, legal and treasury services. The costs of such services were allocated to the Acquired Properties based on the most relevant allocation method to the service provided, primarily based on relative net book value of assets. Management believes such allocations are reasonable; however, they may not be indicative of the actual expense that would have been incurred had the Acquired Properties been operating as a separate entity for all of the periods presented. The charges for these functions are included in general and administrative expenses for all periods presented.

Prior to the Company’s acquisition of the Acquired Properties, the Company’s net investment represented the XOG Group’s interest in the recorded net assets of the Acquired Properties. The net investment balance represented the cumulative net investment by the XOG Group in the Acquired Properties through the dates of the Company’s acquisition of the Acquired Properties.

Note B. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of the Company and its wholly-owned subsidiary.  All material intercompany balances and transactions have been eliminated.

Use of Estimates in the Preparation of Financial Statements

Preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.  Such estimates include the following:

Depreciation, depletion and amortization of oil and natural gas properties are determined using estimates of proved oil and natural gas reserves. There are numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production and the timing of development expenditures.

Impairment evaluation of proved and unproved oil and natural gas properties is subject to numerous uncertainties including, among others, estimates of future recoverable reserves, future prices, operating and development costs, and estimated cash flows.

Other significant estimates include, but are not limited to, the asset retirement costs and obligations, accrued revenue and expenses, fair value of stock-based compensation, and allocations of general and administrative expenses.

Oil and Gas Sales Receivable

The Company sells its oil and natural gas production to purchasers generally on an unsecured basis. Allowances for doubtful accounts are determined based on management's assessment of the creditworthiness of the purchaser. Receivables are considered past due if full payment is not received by the contractual due date. Past due accounts will be generally written off against the allowance for doubtful accounts only after all collection attempts have been exhausted. Management concluded that no allowance for doubtful accounts was necessary at December 31, 2010 and 2009.

Oil and Natural Gas Properties

The Company utilizes the successful efforts method of accounting for its oil and natural gas properties. Under this method, all costs associated with productive wells and nonproductive development wells are capitalized, while nonproductive exploration costs are expensed. Capitalized acquisition costs relating to proved properties are depleted using the unit-of-production method based on total proved reserves. The depletion of capitalized exploratory drilling and development costs is based on the unit-of-production method using proved developed reserves on a field basis.

Proceeds from the sales of individual properties and the capitalized costs of individual properties sold or abandoned are credited and charged, respectively, to accumulated depletion. Generally, no gain or loss is recognized until the entire amortization base is sold. However, a gain or loss is recognized from the sale of less than an entire amortization base if the disposition is significant enough to materially impact the depletion rate of the remaining properties in the amortization base.

Ordinary maintenance and repair costs are expensed as incurred.

Costs of unproved properties, wells in the process of being drilled and significant development projects are excluded from depletion until such time as the related project is developed and proved reserves are established or impairment is determined. These unproved oil and natural gas properties are periodically assessed for impairment by considering future drilling plans, the results of exploration activities, commodity price outlooks, planned future sales or expiration of all or a portion of such projects. Amounts capitalized to oil and natural gas properties excluded from depletion at December 31, 2010 and 2009 were, $9,954,354 and $1,322,648 respectively.

Management of the Company reviews its long-lived assets to be held and used, including proved oil and natural gas properties, whenever events or circumstances indicate that the carrying value of those assets may not be recoverable. An impairment loss is indicated if the sum of the expected undiscounted future cash flows is less than the carrying amount of the assets. In this circumstance, The Company recognizes an impairment loss for the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset.  During the years ended December 31, 2010 and 2009, the company recorded impairments of $46,553 and $253,258, respectively.

Management of the Company reviews its oil and natural gas properties for impairment by amortization base or by individual well for those wells not constituting part of an amortization base. For each property determined to be impaired, an impairment loss equal to the difference between the carrying value of the properties and the estimated fair value (discounted future cash flows) of the properties is recognized at that time. Estimating future cash flows involves the use of judgments, including estimation of the proved and unproved oil and natural gas reserve quantities, timing of development and production, expected future commodity prices, capital expenditures and production costs.

Environmental

The Company is subject to extensive federal, state and local environmental laws and regulations. These laws, which are often changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures of a noncapital nature are recorded when environmental assessment and/or remediation is probable and the costs can be reasonably estimated. Such liabilities are generally undiscounted unless the timing of cash payments is fixed and readily determinable.

Oil and Natural Gas Sales and Imbalances

Oil and natural gas revenues are recorded at the time of delivery of such products to pipelines for the account of the purchaser or at the time of physical transfer of such products to the purchaser. The Company follows the sales method of accounting for oil and natural gas sales, recognizing revenues based on the Company's share of actual proceeds from the oil and natural gas sold to purchasers. Oil and natural gas imbalances are generated on properties for which two or more owners have the right to take production "in-kind" and in doing so take more or less than their respective entitled percentage. For the years ended December 31, 2010 and 2009, the Company did not have any oil and natural gas imbalances.

Asset Retirement Obligations

The Company records the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of the related oil and gas properties. Subsequently, the asset retirement cost included in the carrying amount is allocated to expense through depreciation, depletion and amortization. Changes in the liability due to passage of time are recognized as an increase in the carrying amount of the liability and as corresponding accretion expense.

General and Administrative Expense

In addition to general and administrative (“G&A”) costs incurred directly by the Company, the accompanying financial statements include an allocated portion of the actual costs incurred by the XOG Group for general and administrative (“G&A”) expenses. The amounts allocated to the properties are for the period prior to ownership by ASEC.  These allocated costs are intended to provide the reader with a reasonable approximation of what historical administrative costs would have been related to the Acquired Properties had the Acquired Properties existed as a stand-alone company.

In the view of management, the most accurate and transparent method of allocating G&A expenses is by using the historical cost basis of the Acquired Properties divided by the cost basis of the total oil and gas assets of the XOG Group.  Using this method, G&A expense allocated to the Acquired Properties for the years ended December 31, 2010 and 2009 was approximately $416,827 and $553,542, respectively.

Stock-Based Compensation

The Company accounts for stock-based compensation at fair value in accordance with the provisions of the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 718, “Stock Compensation”, which establishes accounting for stock-based payment transactions for employee services and goods and services received from non-employees. Under the provisions of ASC Topic 718, stock-based compensation cost is measured at the date of grant, based on the calculated fair value of the award, and is recognized as expense in the consolidated statements of operations  pro ratably over the employee’s or non-employee’s requisite service period, which is generally the vesting period of the equity grant. The fair value of stock option awards is generally determined using the Black-Scholes option-pricing model. Restricted stock awards and units are valued using the market price of the Company’s common stock on the grant date. Additionally, stock-based compensation cost is recognized based on awards that are ultimately expected to vest, therefore, the compensation cost recognized on stock-based payment transactions is reduced for estimated forfeitures based on the Company’s historical forfeiture rates. Additionally, no stock-based compensation costs were capitalized for the years ended December 31, 2010 and 2009. The Company provides compensation benefits to employees and non-employee directors under share-based payment arrangements, including various employee stock option plans. See Note C for further discussion of the Company’s stock-based compensation plans.

ASC Topic 230, “Statement of Cash Flows”, requires the cash flows resulting from tax deductions in excess of the compensation cost recognized for equity awards (excess tax benefits) to be classified as financing cash flows. However, as the Company is not able to use these tax deductions (see Note F), it has no excess tax benefits to be classified as financing cash flows.

Income Taxes

Prior to the Company’s acquisition of the Acquired Properties, the Acquired Properties were part of a pass-through entity for federal income tax purposes with taxes being the responsibility of the XOG Group owners.  As a result, the accompanying financial statements do not present any income tax liabilities or assets related to the Acquired Properties prior to the Company’s acquisition of the Acquired Properties.  Pro forma income taxes in the statements of operations for all periods presented reflect income tax expense or benefit resulting from income or losses before taxes, as if the Acquired Properties had been included in a C corporation prior to their acquisition by the Company.

Subsequent to the Company’s acquisition of the properties from the XOG Group, the Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that the related tax benefits will not be realized.

At May 1, 2010, a conversion event occurred from a non-taxable to a taxable entity and accordingly a cumulative adjustment for the difference in tax and GAAP tax reporting was recorded in the amount of an $845,000 deferred tax liability.

Related to the properties acquired from Geronimo on December 1, 2010, the Company received a step-up in tax basis to fair market value.  The deferred tax asset associated with the excess of tax basis over book basis of $1,090,000 and the related valuation allowance have been recorded to additional paid-in capital.

The Company evaluates uncertain tax positions for recognition and measurement in the consolidated financial statements. To recognize a tax position, the Company determines whether it is more likely than not that the tax positions will be sustained upon examination, including resolution of any related appeals or litigation, based on the technical merits of the position. A tax position that meets the more likely than not threshold is measured to determine the amount of benefit to be recognized in the consolidated financial statements. The amount of tax benefit recognized with respect to any tax position is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon settlement. The Company had no uncertain tax positions that required recognition in the accompanying financial statements. Any interest or penalties would be recognized as a component of income tax expense.

 Fair Value of Financial Instruments

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between two willing parties. The carrying amount of cash, oil and gas sales receivable, stock subscription receivable, other current assets, accounts payable and accrued liabilities approximates fair value because of the short maturity of these instruments.

Loss per Common Share

Basic earnings (loss) per share is computed on the basis of the weighted-average number of common shares outstanding during the periods. Diluted earnings per share is computed based upon the weighted-average number of common shares outstanding plus the assumed issuance of common shares for all potentially dilutive securities. Diluted earnings per share equals basic earnings per share for the periods presented because the effects of potentially dilutive securities are antidilutive.

Weighted-average number of shares for the years ended December 31, 2010 and 2009 was computed on a pro forma basis as if the 17,520,526 and 883,607 common shares issued to the XOG Group in connection with the Company’s acquisition of the Acquired Properties during 2010 and 2011, respectively, and the 285,716 shares purchased by Randall Capps in the February 2011 private placement were issued and outstanding for all periods presented.

Recent Accounting Pronouncements

Oil and Natural Gas.  In September 2009, the FASB issued an update to the Oil and Gas Topic, which makes a technical correction regarding the accounting and disclosures for natural gas balancing arrangements. The topic amends prior guidance because the SEC staff has not taken a position on whether the entitlements method or sales method is preferable for natural gas-balancing arrangements that do not meet the definition of a derivative. With the entitlements method, sales revenue is recognized to the extent of each well partner's proportionate share of natural gas sold regardless of which partner sold the natural gas. Under the sales method, sales revenue is recognized for all natural gas sold by a partner even if the partner's ownership is less than 100% of the natural gas sold.

The Oil and Gas Topic update included an instruction that public companies must account for all significant natural gas imbalances consistently using one accounting method. Both the method and any significant amount of imbalances in units and value should be disclosed in regulatory filings. The accompanying financial statements account for all natural gas imbalances under the sales method and make all required disclosures. As of December 31, 2010 and 2009, there were no oil and natural gas imbalances.

Reserve Estimation.  In January 2010, the FASB issued an update to the Oil and Gas Topic, which aligns the oil and natural gas reserve estimation and disclosure requirements with the requirements in the SEC's final rule, Modernization of the Oil and Gas Reporting Requirements  (the "Final Rule"). The Final Rule was issued on December 31, 2008. The Final Rule is intended to provide investors with a more meaningful and comprehensive understanding of oil and natural gas reserves, which should help investors evaluate the relative value of oil and natural gas companies.

The Final Rule permits the use of new technologies to determine proved reserves estimates if those technologies have been demonstrated empirically to lead to reliable conclusions about reserve volume estimates. The Final Rule also allows, but does not require, companies to disclose their probable and possible reserves to investors in documents filed with the SEC. In addition, the new disclosure requirements require companies to: (i) report the independence and qualifications of its reserves preparer or auditor; (ii) file reports when a third party is relied upon to prepare reserves estimates or conduct a reserves audit; and (iii) report oil and natural gas reserves using an average price based upon the prior 12-month period rather than a year-end price. The Final Rule became effective for fiscal years ending on or after December 31, 2009.

Note C.  Stockholders' Equity

Founders Stock

On April 13, 2010, the Company issued 1,887,755 shares of its common stock to non-management individuals valued at $1.47 per share and recorded non-cash stock compensation expense of $2,775,000 for the year ended December 31, 2010.

Additionally, on April 13, 2010, the Company issued 2,193,877 shares of its common stock to management.  These shares are restricted and vest over four years.  The Company valued these shares at $1.47 per share and recorded non-cash stock compensation expense of $571,094 related to the amortization of the fair value of these shares through December 31, 2010.  None of these shares have vested as of December 31, 2010.

Private Placements of Common Stock and Warrants

On April 20, 2010, the Company sold to accredited investors 1,591,842 shares of common stock for cash of $2,340,008.

On October 20, 2010, the Company closed a private placement offering raising proceeds of $3,034,900, net of offering cost, through the sale of 452,830 shares of the Company's common stock at a price of $2.65 per share and the issuance and exercise of four-month warrants exercisable into 679,245 shares of common stock at an exercise price of $2.75 per share.  The shares and warrants were acquired by two accredited investors.  All of the warrants were exercised in 2010.  The Company incurred costs of $33,022 related to this offering.

On December 23, 2010, the Company closed a private placement offering raising proceeds of $1,557,698, which were received in January 2011, through the sale of 230,770 shares of the Company’s common stock at a price of $3.25 per share and the issuance and exercise of four-month warrants exercisable into 230,770 shares of common stock at an exercise price of $3.50 per share.  The shares and warrants were sold to an accredited investor.  All of the warrants were exercised in 2010.  The total proceeds of $1,557,698 were received during 2011 before the issuance of the financial statements and accordingly are recorded as a stock subscription receivable in the accompanying balance sheet.

Deferred Compensation Program

On April 15, 2010, the Company’s Board of Directors approved the 2010 Deferred Compensation Program. Under this plan, the President and CEO are entitled to receive a one-time retainer fee consisting of common stock options in lieu of salary through December 31, 2010. The total number of options granted under the plan was 1,600,000. The exercise price of the options is $1.50 and the options vest over 26.5 months.  These options have a ten year life and had a grant date fair value of $1.09 per share.  None of these options were exercisable as of December 31, 2010.  For the year ended December 31, 2010, the Company has recorded non-cash stock compensation expense of $559,396 related to the amortization of the fair value of these options which is included in general and administrative expenses.

Equity Incentive Plan

On April 15, 2010, the Company’s Board of Directors approved the 2010 Equity Incentive Plan which authorized the issuance of up to 6,000,000 common stock options. As part of managements’ employment agreements,1,850,000 options were issued on April 15, 2010. The exercise price of the options is $1.50 and the options vest over 52 months.  These options have a ten year life and had a grant date fair value of $1.03 per share.  None of these options were exercisable as of December 31, 2010.  For the year ended December 31, 2010, the Company has recorded non-cash stock compensation expense of $321,784 related to the amortization of the fair value of these options which is included in general and administrative expenses.  As part of managements’ employment agreements, management will receive at least 2,600,000 stock options per year over the four year employment term.

On November 23, 2010, the Company granted 300,000 common stock options to its independent director.  The exercise price of the options is $2.70 and the options vest quarterly over 5years.  These options have a ten year life and had a grant date fair value of $1.95 per share.  None of these options were exercisable as of December 31, 2010.

The following table presents the future non-cash stock compensation expense for the Company’s outstanding restricted stock grants and stock options at December 31, 2010, which it expects to recognize during the vesting periods ending December 31:

2011	$2,216,436
2012	1,756,625
2013	1,361,757
2014	626,153
2015	107,077
Total	$6,068,048

The fair value of each option award is estimated on the date of grant.  The fair values of stock options were determined using the Black-Scholes option valuation method and the assumptions noted in the following table for the year ended December 31, 2010.  Expected volatilities are based on implied volatilities from the historical volatility of companies similar to the Company.  The expected term of the options granted used in the Black-Scholes model represent the period of time that options granted are expected to be outstanding.  The Company utilizes the simplified method for calculating the expected life of its options as the Company does not have sufficient historical data to provide a basis upon which to estimate the term.

Expected volatility	74.39% - 83.99%
Expected dividends	0
Expected term	6.0-7.3years
Risk free rate	2.77% - 3.86%

The fair value of options granted during the year ended December 31, 2010 was $4,295,323.

Note D.   Asset Retirement Obligations

The Company's asset retirement obligations represent the estimated present value of the estimated cash flows the Company will incur to plug, abandon and remediate its producing properties at the end of their productive lives, in accordance with applicable state laws. The Company has no assets that are legally restricted for purposes of settling asset retirement obligations.

The following table summarizes the Company's asset retirement obligation activity for the years ended December 31, 2010 and 2009:

	2010	2009

Balance at beginning of period	$237,378	$231,461
Liabilities incurred from new wells	12,273	5,108
Accretion expense	15,607	12,399
Revisions due to increase in well life estimates	(22,626)	(11,590)
Balance, end of period	$242,632	$237,378

Note E.   Disclosures About Fair Value of Financial Instruments

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis

Certain assets and liabilities are reported at fair value on a nonrecurring basis in the Company's consolidated balance sheets. The following methods and assumptions were used to estimate the fair values:

Impairments of Long-Lived Assets. The Company reviews its long-lived assets to be held and used, including proved oil and natural gas properties, whenever events or circumstances indicate that the carrying value of those assets may not be recoverable. An impairment loss is indicated if the sum of the expected undiscounted future net cash flows is less than the carrying amount of the assets. In this circumstance, the Company recognizes an impairment loss for the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset. The Company reviews its oil and natural gas properties by amortization base or by individual well for those wells not constituting part of an amortization base. For each property determined to be impaired, an impairment loss equal to the difference between the carrying value of the properties and the estimated fair value (discounted future cash flows) of the properties is recognized at that time. Estimating future cash flows involves the use of judgments, including estimation of the proved and unproved oil and natural gas reserve quantities, timing of development and production, expected future commodity prices, capital expenditures and production costs.

The Company periodically reviews its proved oil and natural gas properties that are sensitive to oil and natural gas prices for impairment. During the years ended December 31, 2010 and 2009, the Company recorded impairments of $46,553 and $253,258, respectively.

Asset Retirement Obligations (“ARO”).The initial recognition of AROs is based on fair value.   The Company estimates the fair value of AROs based on discounted cash flow projections using numerous estimates, assumptions and judgments regarding such factors as the existence of a legal obligation for an ARO; amounts and timing of settlements; the credit-adjusted risk-free rate to be used; and inflation rates. See Note D for a summary of changes in ARO for the years ended December 31, 2010 and 2009.

Note F.  Income Taxes

The following reconciles the Company’s provision for income taxes for the year ended December 31, 2010,included in the consolidated statements of operations with the provision which would result from application of the statutory federal tax rate to pre-tax financial loss:

Loss before tax	$(2,807,838)
Statutory rate	34%
Expected benefit at federal statutory rate	$(954,665)
Increase (decrease) resulting from:
State income taxes, net of federal income tax effect	(220,475)
Pass-through income not subject to federal tax	(874,465)
Non-deductible stock compensation	448,192
One time charge for conversion to taxable entity	845,248
Change in valuation allowance	756,164

Provision for income taxes	$-

Effective rate	0%

The components of the Company’s net deferred tax liability as of December 31, 2010 were as follows:

Deferred tax assets:
Equity compensation	$1,101,723
Asset retirement obligations	1,295
Net operating loss carry forward	2,742,764
Valuation allowance	(2,158,748)
1,687,034
Deferred tax liability:
Differences between book and tax basis of property	(1,687,034)

Net deferred tax liability	$-

The Company’s net operating loss carry forward (“NOL”) at December 31, 2010, was $7,218,000 and will expire in 2030.   The Company continually assesses both positive and negative evidence to determine whether it is more likely than not that deferred tax assets can be realized prior to their expiration. Management monitors Company-specific, oil and natural gas industry and worldwide economic factors and assesses the likelihood that the Company's NOLs and other deferred tax attributes in the United States, state, and local tax jurisdictions will be utilized prior to their expiration. At December 31, 2010, the Company had a valuation allowance of $2,158,748 related to its deferred tax assets.

As of December 31, 2010, the Company had no unrecognized tax benefits. 2010 is the only taxable year that is open to examination by the major taxing jurisdictions to which the Company is subject.

Note G.  Major Customers and Concentrations

The Company's producing oil and natural gas properties are located in Texas, New Mexico, Oklahoma, Arkansas and North Dakota.

The following purchasers and operators accounted for 10% or more of the Company's oil and natural gas sales for the years ended December 31:
	2010	2009
XOG Operating LLC	48%	60%
John M Clark, Inc.	16%	18%
Reliance Energy, Inc.	10%	13%

 Note H.  Related Party Transactions

XOG. XOG is currently contracted to operate certain of the Company’s oil and gas properties. XOG historically performed this service for Geronimo and CLW. XOG, Geronimo and CLW hold a combined majority stock position in the Company and these companies are considered related parties to the Company. As a result, accounts receivable and accounts payable due from/to XOG are classified as accounts receivable and payables due from/to a related party.

Overriding Royalty and Royalty Interests.  In some instances, the XOG Group may hold overriding royalty and royalty interests (“ORRI”) in wells acquired by the Company. All revenues and expenses presented herein are net of any ORRI effects.

XOG Group Acquisitions. The Company has made significant acquisitions of oil and gas properties from the XOG Group as discussed in Note A.

Note I.  Commitments and Contingencies

Employment Agreements. The Company’s contractual obligations related to its employment agreements with executive officers for the years ending December 31 are as follows:

2011	$540,000
2012	540,000
2013	540,000
2014	180,000
Total	$1,800,000

Operating Leases. The Company leases its 4,092 square foot primary office facilities in Scottsdale, Arizona under a non-cancellable operating lease agreement, dated September 30, 2010, for a 66-month term.  The lease provides for no lease payments during the first six months and a reduced square footage charge for the first year.  The initial rental is $23.00 per square foot, beginning February 1, 2011, and increasing $.50 per square foot annually thereafter.  For the year ended December 31, 2010, the Company recorded imputed lease expense of $14,495.

At December 31, 2010, the future minimum lease commitments under the non-cancellable operating leases for each of the next five years ending December 31 and thereafter are as follows:

2011	$47,004
2012	90,518
2013	97,356
2014	99,402
2015	101,448
Thereafter	42,625
Total	$478,353

Drilling Commitments. At December 31, 2010, the Company had 23 oil and natural gas wells in various stages of drilling and completion of which the balance of the Company commitments was estimated to be approximately $786,000.

Note J.  Subsequent Events

On February 1, 2011, the Company closed a private placement offering raising proceeds of $15,406,755 through the issuance of (i) 4,401,930 shares of common stock at a price of $3.50 per share and (ii) 2 series of five-year warrants each exercisable into 1,100,482 shares of common stock at exercise prices of $5.00 and $6.50 per share, respectively, subject to certain adjustments.  The Company also issued to the placement agents warrants to purchase up to 317,118 shares of common stock, the terms and exercise price of which correspond to the terms and conditions of warrants issued to investors in the private placement.  The shares and warrants were sold to certain accredited investors.  Subject to certain conditions, the Company has the right to call for the exercise of such warrants.  The Company incurred costs of $0.8 million in connection with this offering.

In connection with the February 1, 2011 private placement offering, the Company granted to the investors registration rights pursuant to a Registration Rights Agreement, dated February 1, 2011, in which the Company agreed to register all of the related private placement common shares and warrants within thirty (30) calendar days after February 1, 2011, and use its best efforts to have the registration statement declared effective within one hundred twenty (120) calendar days.  Upon the Company’s failure to comply with the terms of the Registration Rights Agreement and certain other conditions, the Company will be required to pay to each investor an amount in common stock equal to one percent (1%) per month of the aggregate purchase price paid by such investor, up to 6% of the aggregate stock purchase price.  As the Company did not register the shares within thirty calendar days of February 1, 2011, they are required to pay in common stock 1% of the aggregate purchase price on the monthly anniversary of the February 1, 2011 private placement closing date until an S-1 is filed.  The Company has incurred a cumulative 4% penalty as of June 13, 2011.

On March 31, 2011, the Company closed a private placement offering raising proceeds of $21,257,778 through the issuance of (i) 3,697,005 shares of common stock at a price of $5.75 per share and (ii) a five-year warrants exercisable into 1,848,502 shares of common stock at exercise prices of $9.00 per share, subject to certain adjustments.  The Company also issued to the placement agents warrants to purchase up to 102,425 shares of common stock at an exercise price of $9.00.  The shares and warrants were sold to certain accredited investors.  Subject to certain conditions, the Company has the right to call for the exercise of such warrants.  The Company incurred costs of $1.5 million in connection with this offering.

In connection with the March 31, 2011 private placement offering, the Company granted to the investors registration rights pursuant to a Registration Rights Agreement, dated March 31, 2011, in which the Company agreed to register all of the related private placement common shares and warrants within thirty (30) calendar days after March 31, 2011, and use its best efforts to have the registration statement declared effective within one hundred twenty (120) calendar days.  Upon the Company’s failure to comply with the terms of the Registration Rights Agreement and certain other conditions, the Company will be required to pay to each investor an amount in common stock equal to one percent (1%) per month of the aggregate purchase price paid by such investor, up to 6% of the aggregate stock purchase price.  As the Company did not register the shares within thirty calendar days of March 31, 2011, they are required to pay in common stock 1% of the aggregate purchase price on the monthly anniversary of the March 31, 2011 private placement closing date until an S-1 is filed.  The Company has incurred a cumulative 2% penalty as of June 13, 2011.

On February 10, 2011, the Company acquired certain oil and natural gas properties located in Texas, Oklahoma and Arkansas from Geronimo for $7,000,000 cash.  The acquisition was accounted for as a transaction under common control and accordingly, the Company recorded the assets and liabilities acquired from Geronimo at their historical carrying values. As a result, the historical assets, liabilities and operations of these properties have been included in the accompanying consolidated financial statements of the Company on a retrospective basis.

On March 1, 2011, the Company acquired certain mineral rights leaseholds held on properties in the Bakken Shale Formation in North Dakota (the “Bakken Properties”). In consideration for the Bakken Properties the Company paid Geronimo $3,000,000 and issued 883,607 shares of common stock.  The acquisition of the Bakken Properties from Geronimo was a transaction under common control and accordingly, the Company recognized the assets and liabilities acquired at their historical carrying values and no goodwill or other intangible assets were recognized. As a result, the historical assets, liabilities and operations of the Bakken Properties have been included in the accompanying consolidated financial statements of the Company on a retrospective basis.

On April 8, 2011, the Company acquired undeveloped leasehold acreage located in Mountrail County of North Dakota's Williston Basin from Geronimo for $1,860,858 cash, which includes a $1,000,000 cash down payment made on March 25, 2011.  The acquisition will be accounted for as a transaction under common control and accordingly, the Company will record the assets and liabilities acquired from Geronimo at their historical carrying values.   The historical assets, liabilities and operations of these properties have not been included in the accompanying consolidated financial statements

On April 26, 2011, the Company announced the pending acquisition of additional undeveloped leasehold acres in the Bakken/Three Forks area from Geronimo for $13,536,004.23 cash and the issuance of 155,400 shares of the Company’s common stock valued at $999,999. A Deposit of $13,500,000 was made on April 15, 2011.  During the Due Diligence period and prior to close the pending acreage has been adjusted to 11,371 acres with the total purchase price reduced to $13,670,220 cash only.  The Company is currently evaluating the method of accounting to be used for this transaction.

On May 31, 2011 the Company signed non-binding letters of intent to purchase additional oil and natural gas properties from Geronimo.  It is expected that when these transactions close, the Company and Geronimo will not be under common control and accordingly these acquisitions will be recorded at their fair market values.

American Standard Energy Corp.
Unaudited Supplementary Information

Costs Incurred

Costs incurred for oil and natural gas producing activities during the year ended December 31, 2010 and 2009 was as follows:

	2010	2009

Unproved property acquisition costs	$7,729,953	$1,247,723
Exploration	5,787,926	930,236
Development	4,308,484	194,814

Total	$17,826,363	$2,372,773

Reserve Quantity Information

The following information represents estimates of the proved reserves as of December 31, 2010 and 2009.  The Company’s proved reserves as of December 31, 2010 and 2009 have been prepared and presented under new SEC rules. These new rules are effective for fiscal years ending on or after December 31, 2009, and require SEC reporting companies to prepare their reserves estimates using revised reserve definitions and revised pricing based on a 12-month unweighted average of the first-day-of-the-month pricing. The previous rules required that reserve estimates be calculated using last-day-of-the-period pricing.

The following table summarizes the average prices utilized in the reserve estimates for 2010 and 2009 as adjusted for location, grade and quality:
	As of December 31,
	2010	2009

Prices utilized in the reserve estimates:
Oil per Bbl(a)	$75.30	57.06
Gas per MCF(b)	$5.31	4.10

a)
The pricing used to estimate our 2010 and 2009 reserves was based on a 12-month unweighted average first-day-of-the-month West Texas Intermediate posted price as adjusted for location, grade and quality.

b)	The pricing used to estimate our 2010 and 2009 reserves was based on a 12-month unweighted average first-day-of-the-month Henry Hub spot price as adjusted for location, grade and quality.

The SEC has released only limited interpretive guidance regarding reporting of reserve estimates under the new rules and may not issue further interpretive guidance on the new rules. Accordingly, while the estimates of the proved reserves and related estimated discounted future net cash flows at December 31,2010 and 2009 included in this report have been prepared based on what we and our independent reserve engineer believe to be reasonable interpretations of the new SEC rules, those estimates could differ materially from any estimates prepared applying more specific SEC interpretive guidance.

The Company’s proved oil and natural gas reserves are located primarily in the Permian Basin of West Texas and in the Bakken Shale formation located primarily in North Dakota. The estimates of the proved reserves at December 31, 2010 and 2009 are based on reports prepared by an independent petroleum engineer. Proved reserves were estimated in accordance with the guidelines established by the SEC and the FASB.

Oil and natural gas reserve quantity estimates are subject to numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production and the timing of development expenditures. The accuracy of such estimates is a function of the quality of available data and of engineering and geological interpretation and judgment.

Results of subsequent drilling, testing and production may cause either upward or downward revision of previous estimates. Further, the volumes considered to be commercially recoverable fluctuate with changes in prices and operating costs. Reserve estimates are inherently imprecise and estimates of new discoveries are more imprecise than those of currently producing oil and natural gas properties. Accordingly, these estimates are expected to change as additional information becomes available in the future.

The following table provides a roll forward of the total net proved reserves for the years ended December 31, 2010 and 2009, as well as disclosure of proved developed and proved undeveloped reserves at December 31, 2010 and 2009.

		Natural
	Oil	Gas	Total
	(Bbls)	(Mcf)	(Boe)
Total Proved Reserves:
Balance, January 1, 2010	2,047,616	13,508,944	4,299,107
Revisions	173,505	1,527,388	428,070
Discoveries	126,366	15,370	128,928
Production	(56,657)	(540,072)	(146,669)
		-	-
Balance, December 31, 2010	2,290,830	14,511,630	4,709,436
	-	-	-
Proved developed reserves	759,642	9,370,893	2,321,457
Proved undeveloped reserves	1,531,188	5,140,737	2,387,979
	-	-	-
Total proven reserves	2,290,830	14,511,630	4,709,436
	-	-	-
Total Proved Reserves:	-	-	-
Balance, January 1, 2009	1,542,479	13,113,295	3,728,028
Revisions	548,974	1,002,095	715,991
Discoveries	12,166	4,016	12,835
Production	(56,003)	(610,462)	(157,747)
	-	-	-
Balance, December 31, 2009	2,047,616	13,508,944	4,299,107
	-	-	-
Proved developed reserves	532,070	8,602,907	1,965,888
Proved undeveloped reserves	1,515,546	4,906,037	2,333,219
	-	-	-
Total proven reserves	2,047,616	13,508,944	4,299,107

Standardized Measure of Discounted Future Net Cash Flows

The standardized measure of discounted future net cash flows is computed by applying at December 31, 2010 and 2009 the 12-month unweighted average of the first-day-of-the-month pricing for oil and natural gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and natural gas reserves less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, discounted using a rate of 10% per year to reflect the estimated timing of the future cash flows.

Future income taxes are calculated by comparing undiscounted future cash flows to the tax basis of oil and natural gas properties plus available carry forwards and credits and applying the current tax rates to the difference.

Discounted future cash flow estimates like those shown herein are not intended to represent estimates of the fair value of oil and natural gas properties. Estimates of fair value would also consider probable and possible reserves, anticipated future oil and natural gas prices, interest rates, changes in development and production costs and risks associated with future production. Because of these and other considerations, any estimate of fair value is necessarily subjective and imprecise.

The following table provides the standardized measure of discounted future net cash flows at December 31, 2010 and 2009:

	2010	2009

Future production revenues	$249,528,763	$172,193,898
Future costs:
Production	(69,359,315)	(62,588,923)
Development	(15,618,950)	(19,408,950)
Income taxes	(50,368,060)	(29,826,950)
10% annual discount factor	(64,504,117)	(36,850,255)

Standardized measure of discounted cash flows	$49,678,321	$23,518,820

Changes in Standardized Measure of Discounted Future Net Cash Flows

The following table provides a roll forward of the standardized measure of discounted future net cash flows for the years ended December 31, 2010 and 2009:

	2010	2009
Increase (decrease):
Extensions and discoveries	$4,626,389	$352,041
Net changes in sales prices and production costs	19,421,293	(4,150,217)
Oil and gas sales, net of production costs	(4,697,498)	(3,880,430)
Change in estimated future development costs	1,871,994	(8,889,048)
Revision of quantity estimates	10,483,274	19,549,956
Changes in income taxes	(6,290,341)	(1,157,674)
Accretion of discount	2,351,883	1,898,720
Changes in production rates, timing and other	(1,607,493)	808,271

Net increase	26,159,501	4,531,619
Standardized measure of discounted future cash flows:
Beginning of year	23,518,820	18,987,201

End of year	$49,678,321	$23,518,820